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Exhibit 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-377575 on Form S-3 and Registration Statement No. 333-96411 on Form S-8 of Vista Information Solutions, Inc. of our report dated June 22, 2000, appearing in the Annual report on Form 11-K of the Vista Information Solutions, Inc. 401(k) Plan for the year ended December 31, 1999.

                                            /s/ Deloitte & Touche LLP
                                            -------------------------

San Diego, California
June 27, 2000